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                                                                    EXHIBIT 10.3

                           CITIZENS FIRST SAVINGS BANK

                           CHANGE IN CONTROL AGREEMENT


         This Agreement is made effective as of June 1, 2001, by and among Citizens First Savings Bank (the "Bank"), a state chartered savings institution, with its principal administrative offices at 525 Water Street, Port Huron, Michigan 48060, J. Stephen Armstrong ("Executive"), and Citizens First Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware, which is the stock holding company of the Bank.

         WHEREAS, the Bank recognizes the substantial contribution Executive has made to the Bank and wishes to protect Executive's position with the Bank for the period provided in this Agreement; and

         WHEREAS, Executive has agreed to serve in the employ of the Bank.

         NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:


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1.       TERM OF AGREEMENT.

         The period of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of 36 full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing on each anniversary thereafter, the Board of Directors (the "Board") may act to extend the term of this Agreement for an additional year, such that the remaining term of this Agreement would be three years, unless Executive elects not to extend the term of this Agreement by giving written notice to the Bank, in which case the term of this Agreement will expire on the third anniversary of this Agreement.

2.       CHANGE IN CONTROL.

         (a) Upon the occurrence of a Change in Control of the Bank or the Holding Company (as herein defined) followed at any time during the term of this Agreement by the termination of Executive's employment in accordance with the terms of this agreement, other than Termination for Cause, as defined in Section 2(c) of this Agreement, the provisions of Section 3 of this Agreement shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily

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terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, material reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than fifty (50) miles from its location immediately prior to the Change in Control; provided, however, Executive may consent in writing to any such demotion, loss, reduction or relocation. The effect of any written consent of Executive under this Section 2(a) shall be strictly limited to the terms specified in such written consent.

         (b) For purposes of this Agreement, a "Change in Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 (a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Bank Change in Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. ss. 303.4(a) with respect to the Bank and the applicable regulatory authority with respect to the Holding Company, as in effect on the date hereof; or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the

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regulations promulgated thereunder by the FRB at 12. C.F.R. ss. 225.11, as in effect on the date hereof except for the Holding Company's acquisition of the Bank; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or

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substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

         (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 of this Agreement upon Termination for Cause. The term "Termination for Cause" shall mean termination because of: 1) Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this agreement which results in a material loss to the Bank or the Holding Company, or 2)

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Executive's conviction of a crime or act involving moral turpitude or a final judgment rendered against Executive based upon actions of Executive which involve moral turpitude. For the purposes of this Section, no act, or the failure to act, on executives part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 4 of this Agreement through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested stock

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awards granted to Executive under any stock-based incentive plan of the Bank, the Holding Company or any subsidiary or affiliate thereof vest. At the Date of Termination, such stock options and such unvested stock awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Date of Termination for Cause.

3.       TERMINATION BENEFITS.

         (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the involuntary termination of Executive's employment (other than for Termination for Cause), or voluntary termination during the term of this Agreement following any demotion, loss of title, office or significant authority, material reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than fifty
(50) miles from its location immediately prior to the Change in Control (unless Executive so consents), the Bank shall be obligated to pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to three (3) times Executive's average annual compensation for the five most recent taxable years that Executive has been employed

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by the Bank or such lesser number of years in the event that Executive shall have been employed by the Bank for less than five years. For this purpose, such annual compensation shall include base salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, pension and profit sharing plan contributions or benefits (whether or not taxable), severance payments, retirement benefits, and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year. At the election of Executive which election is to be made prior to a Change in Control, such payment shall be made in a lump sum or on an annual basis in approximately equal installments over a five (5) year period.

         (b) Upon the occurrence of a Change in Control of the Bank or Holding Company followed at any time during the term of this Agreement by Executive's voluntary or involuntary termination of employment in accordance with paragraph
(a) of this Section 3, other than for Termination for Cause, the Bank shall cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Bank or the Holding Company for Executive immediately prior to his severance, except to the extent such coverage may be changed in its application to

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all Bank or Holding Company employees on a nondiscriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months from the date of Termination. Provided, however, that if Executive was not receiving any element of such coverage immediately prior to his severance he may elect, at any time during such 36 month period, to receive coverage during the remainder of such period.

         (c) Notwithstanding the provisions of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than amount equal to three (3) times Executive's "base amount," among the Termination benefits shall be determined by Executive.






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4.       NOTICE OF TERMINATION

         (a) Any purported termination by the Bank or by Executive in connection with a Change in Control shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean the date specified in the Notice of Termination; provided, however, that if a dispute regarding the Executive's termination exists, the "Date of Termination" shall be determined in accordance with Section 4(c) of this Agreement.

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award,

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or by a final judgment, or order or decree of a court of competent jurisdiction
(the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute in connection with a Change in Control, in the event that the Executive is terminated for reasons other than Termination for Cause, the Bank will continue to pay Executive the payments and benefits due under this Agreement in effect when the notice giving rise to the dispute was given (including, not limited to his annual salary) until the earlier of: (1) the resolution of the dispute in accordance with this Agreement; or (2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination.

5.       SOURCE OF PAYMENTS

         It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank. Further, the Holding Company guarantees such payments and provision of all amounts and benefits due hereunder to Executive and, if such amounts and

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benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

6.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

         Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Bank or shall impose on the Bank any obligation to employ or retain executive in its employ for any period.


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7.       NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, or alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank and their respective successors and assigns.

8.       MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estopped. No such written waiver shall be deemed a continuing waiver unless


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specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.       REQUIRED REGULATORY PROVISIONS.

         Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any rules and regulations promulgated thereunder, including 12 C.F.R. Part 359.

10.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall, to the full extent consistent with law, continue in full force and effect.


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11.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

12.      GOVERNING LAW.

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Michigan.

13.      ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Bank's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled




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to seek specific performance of his right to be paid until the Date of
Termination during the pendency of any dispute or controversy rising under or in connection with this Agreement.

14.      PAYMENT OF COSTS AND LEGAL FEES.

         All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank of Executive is successful with respect to such dispute or question of interpretation pursuant to a legal judgment, arbitration or settlement.

15.      INDEMNIFICATION.

         The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' liability insurance policy at its expense and shall indemnify executive (and his heirs, executors and administrators) to the fullest extent permitted under Michigan law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of having been a director or officer of


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the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities); such expenses and liabilities to include, but not to be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

16.      SUCCESSOR TO THE BANK.

         The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, to expressly and unconditionally assume and agree to perform the Bank's obligations under this Agreement in the same manner and to the same extent that the Bank would be required to perform such obligations if no such successor assignment had taken place.



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                                    SIGNATURE


         IN WITNESS WHEREOF, Citizens First Savings Bank and Citizens First Bancorp, Inc. have caused this Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, as of the 1st day of June, 2001.


                                                 CITIZENS FIRST SAVINGS BANK


                                                 By: /s/ Marshall J. Campbell
                                                 -------------------------------




                                                 CITIZENS FIRST BANCORP, INC.


                                                 By: /s/ Marshall J. Campbell
                                                 -------------------------------



                                                 EXECUTIVE


                                                 By: /s/ J. Stephen Armstrong
                                                 -------------------------------
                                                 J. Stephen Armstrong, Executive








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